PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   SEC METHOD
                                     ($000)




                                                                       12 Months
                                                                         Ended
                                                                       12/31/97
--------------------------------------------------------------------------------
NET INCOME                                                              $336,558

ADD BACK:

- INCOME TAXES:
     OPERATING INCOME                                                    285,343
     NON-OPERATING INCOME                                                  7,426
--------------------------------------------------------------------------------
     NET TAXES                                                          $292,769
================================================================================

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                                        $359,363
     ANNUAL RENTALS ESTIMATE                                            $  8,723
--------------------------------------------------------------------------------
     TOTAL FIXED CHARGES                                                $368,086
================================================================================
--------------------------------------------------------------------------------
ADJUSTED EARNINGS INCLUDING AFUDC                                       $997,413
================================================================================
--------------------------------------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                                          2.71
================================================================================